Registration No. 333-______

As filed with the Securities and Exchange Commission on July 14, 2011
UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
_________________________________________________________________________________________

FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________________________________________________________________________________
PROVECTUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	90-0031917
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

7327 Oak Ridge Highway, Suite A Knoxville, Tennessee 37931 (866) 594-5999
(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

___________________________________________________________________________________________
Timothy C. Scott, Ph.D., President Provectus Pharmaceuticals, Inc. 7327 Oak Ridge Highway, Suite A Knoxville, Tennessee 37931 (866) 594-5999
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Linda M. Crouch-McCreadie Baker, Donelson, Bearman, Caldwell & Berkowitz, PC 100 Med Tech Parkway Suite 200 Johnson City, Tennessee 37604 (423) 928-0181

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ⁭

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ⁭

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ⁭

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ⁭

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ⁭

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ⁭	Accelerated filer ☒

Non-accelerated filer ⁭	Smaller reporting company ⁭
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.001 per share	(2)	(2)	(2)	---
Warrants	(2)	(2)	(2)	---
Units	(2)	(2)	(2)	---
Total Offering	(2)	(2)	$50,000,000	$5,805(3)

(1)
There are being registered hereunder such indeterminate number of securities as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $50,000,000. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per class of security will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.  In addition, pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	This information is not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act of 1933.

(3)	The proposed maximum aggregate price of the securities has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION Dated July 14, 2011

PROVECTUS PHARMACEUTICALS, INC.
$50,000,000

Common Stock
Warrants
Units
__________________________

This prospectus relates to common stock, par value $.001 per share, warrants to purchase shares of common stock, and units comprised of common stock, warrants, or any combination thereof that Provectus Pharmaceuticals, Inc. may sell separately or together in one or more combinations from time to time in one or more offerings up to a total public offering price of $50,000,000 (or its equivalent in foreign or composite currencies or currency units) on terms to be determined at the time of sale. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we offer and sell securities, the specific terms of any securities to be offered and the specific manner in which they may be offered will be described in one or more prospectus supplements. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus and any prospectus supplement. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Our common stock is quoted on the OTC Bulletin Board under the symbol "PVCT.OB." On July 13, 2011, the last reported sale price of our common stock was $1.00 per share.  Our principal offices are located at 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931, and our phone number is (866) 594-5999.

The securities covered by this prospectus may be offered and sold directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement.

Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 3 of this prospectus. We may include specific risk factors in an applicable prospectus supplement under the heading "Risk Factors." You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

__________________________

The date of this prospectus is ________, 2011.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1

WHERE CAN YOU FIND MORE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1

INCORPORATION OF DOCUMENT BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1

ABOUT PROVECTUS PHARMACEUTICALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2

RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4

DESCRIPTION OF CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	6

DESCRIPTION OF WARRANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	8

DESCRIPTION OF UNITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	9

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	10

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	10

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, referred to herein as the SEC, using a "shelf" registration process. Under this shelf registration process, we may offer and sell separately or together in one or more combinations from time to time in one or more offerings, common stock, warrants, or units, collectively referred to herein as the securities, up to a total public offering price of $50,000,000 (or its equivalent in foreign or composite currencies or currency units) on terms to be determined at the time of sale.

Each time we offer securities, we will provide the specific terms of the offering in a supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus and any prospectus supplement. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" and "Incorporation of Documents by Reference" beginning on page 1 of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to "Provectus," "Provectus Pharmaceuticals," "we," "us," or similar references mean Provectus Pharmaceuticals, Inc. and our subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our filings are also available free of charge at the SEC's website at http://www.sec.gov.

This prospectus is part of the Registration Statement that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement. For more information about us and our securities, you should read the Registration Statement and its exhibits and schedules. Copies of the Registration Statement, including its exhibits, may be inspected without charge at the offices of the SEC or obtained at prescribed rates from the Public Reference Room of the SEC at 100 F Street N.E., Washington, D.C. 20549. Copies of the Registration Statement may be obtained without charge at the SEC's website.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and may supersede this information. We are incorporating by reference into this prospectus the documents listed below, which shall not include, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules:

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed on March 16, 2011 (including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2011 annual meeting of stockholders, filed with the SEC on May 2, 2011);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed on May 10, 2011; and

•
our Current Reports on Form 8-K filed on January 12, 2011, January 13, 2011 (as amended by our Current Report on Form 8-K/A filed on January 19, 2011), March 1, 2011, March 16, 2011, April 19, 2011, April 20, 2011, June 29, 2011 and July 13, 2011.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until this offering is completed, including those made between the date of filing of the initial registration statement and prior to effectiveness of the registration statement, except for information furnished under Item 2.02 or Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, which are not deemed to be filed and not incorporated by reference herein, unless specifically stated otherwise in such filings. Any statement contained in a document incorporated by reference in this prospectus shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

You can obtain copies of any of the documents incorporated by reference in this prospectus from us or, as described above, through the SEC or the SEC's website at http://www.sec.gov. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at Provectus Pharmaceuticals, Inc., 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931, Attention: Chief Financial Officer or (866) 594-5999.

We also maintain a web site at http://www.pvct.com through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference into or otherwise a part of this prospectus.

ABOUT PROVECTUS PHARMACEUTICALS

Business Information

We are a development stage pharmaceutical company focused on developing, licensing and commercializing prescription drugs, medical devices and over-the-counter pharmaceutical products in the fields of dermatology and oncology. Through discovery and use of state-of-the-art scientific and medical technologies, the founders of our pharmaceutical business have developed a portfolio of patented, patentable, and proprietary technologies that support multiple products in prescription drugs, medical devices and over-the-counter products categories. The portfolio includes technologies for treating cancer and serious skin diseases, developing novel cancer medical devices, enhancing contrast in medical imaging, improving signal processing during biomedical imaging, and enhancing production of biotechnology products.

Our prescription drug products encompass the areas of dermatology and oncology and involve several types of small molecule-based drugs. Our medical device systems include therapeutic and cosmetic lasers, while our over-the-counter products address markets primarily involving skincare applications. Because our prescription drug candidates and medical device systems are in the early stages of development, they are not yet on the market and there is no assurance that they will advance to the point of commercialization.

Corporate Information

Provectus Pharmaceuticals, Inc., formerly known as "Provectus Pharmaceutical, Inc." and "SPM Group, Inc.," was incorporated under Colorado law on May 1, 1978.  SPM Group ceased operations in 1991, and became a development-stage company effective January 1, 1992, with the new corporate purpose of seeking out acquisitions of properties, businesses, or merger candidates, without limitation as to the nature of the business operations or geographic location of the acquisition candidate.

On April 1, 2002, SPM Group changed its name to "Provectus Pharmaceutical, Inc." and reincorporated in Nevada in preparation for a transaction with Provectus Pharmaceuticals, Inc., a privately-held Tennessee corporation, which we refer to as PPI. On April 23, 2002, an Agreement and Plan of Reorganization between Provectus Pharmaceutical and PPI was approved by the written consent of a majority of the outstanding shares of Provectus Pharmaceutical.  As a result, holders of 6,680,000 shares of common stock of Provectus Pharmaceutical exchanged their shares for all of the issued and outstanding shares of PPI.  As part of the acquisition, Provectus Pharmaceutical changed its name to "Provectus Pharmaceuticals, Inc.," and PPI became a wholly-owned subsidiary of Provectus.

On November 19, 2002, we acquired Valley Pharmaceuticals, Inc., a privately-held Tennessee corporation formerly known as Photogen, Inc., by merging our subsidiary PPI with and into Valley and naming the surviving corporation "Xantech Pharmaceuticals, Inc." Through this acquisition, we acquired our most important intellectual property, including issued U.S. patents and patentable inventions for the development of dermatology and oncology prescription drugs, medical devices and over-the-counter pharmaceutical products and for the preparation of human and animal vaccines, diagnosis of infection diseases and enhanced production of genetically engineered drugs.

On December 5, 2002, we acquired the assets of Pure-ific  L.L.C., a Utah limited liability company, and created a wholly-owned  subsidiary, Pure-ific Corporation, to operate that business. We acquired the product formulations for Pure-ific personal sanitizing sprays, along with the "Pure-ific" trademarks.

Provectus has the following seven wholly-owned subsidiaries: Xantech Pharmaceuticals, Inc.; Pure-ific Corporation; Provectus Biotech, Inc.; Provectus Devicetech, Inc.; Provectus Imaging, Inc.; IP Tech, Inc.; and Provectus Pharmatech, Inc. Provectus has designated all of its subsidiaries as non-core except for Provectus Pharmatech, Inc., which owns the patented technologies for its prescription drug product candidates for the treatment of cancer and serious skin diseases. The non-core subsidiaries own patented technologies for a range of other products that are intended to be further developed and licensed. The potential further development and licensure would likely be facilitated via the Company's selling a majority stake of the underlying assets of each non-core subsidiary. This transaction would likely be accomplished through a non-core spin-out process which would enable each non-core subsidiary to become a separate publicly held company.  Each new public entity could then raise funds without diluting the ownership of the then current stockholders of the Company.

  We manage Provectus and our subsidiaries on an integrated basis. Our principal executive offices are located at 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931, telephone (866) 594-5999.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under "Risk Factors" in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the Commission, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words "may," "will," "could," "should," "expect," "anticipate," "intend," "estimate," "believe," "project," "plan," "assume" or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our business strategy, future operations, projected financial position, potential strategic transactions, proposed distribution channels, projected sales growth, proposed new products, estimated future revenues, cash flows and profitability, projected costs, potential sources of additional capital, future prospects, future economic conditions, the future of our industry and results that might be obtained by pursuing management's current plans and objectives are forward-looking statements.

     You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

     We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption "Risk Factors," as well as in our most recent Annual Report on Form 10-K, including under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and in other documents that we may file with the Commission, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the securities we offer by this prospectus for general corporate purposes, which may include, among other things:

•	additions to working capital and capital expenditures;

•	research and development activities; and

•	the expansion of our business through internal growth or acquisitions.

If required, we will include a more detailed description of the use of proceeds from any specific offering of securities in the prospectus supplement related to that offering.

PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

The securities may be sold directly by us or through agents we designate from time to time at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.

Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter into contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of such contracts.

Each time we offer and sell securities, the applicable prospectus supplement will describe the securities exchange or market on which the securities may be listed or quoted, if any.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

We may issue shares of our common stock separately in one or more transactions, together with other securities or separately, as described in each applicable prospectus supplement. We may also offer common stock issuable upon the exercise of warrants, individually or in units with common stock. We are not offering or selling shares of preferred stock pursuant to this prospectus or any prospectus supplement used in connection with this prospectus.

The following description of our capital, restated articles of incorporation, and bylaws are only summaries, and we encourage you to review complete copies of these documents. You can obtain copies of these documents by following the directions outlined in "Where You Can Find More Information" and "Incorporation of Documents by Reference" beginning on page 1 of this prospectus.

Governing Law and Organization Documents

Stockholders' rights and related matters are governed by the laws of the State of Nevada, our restated articles of incorporation, as amended, which we refer to as our articles of incorporation, and our bylaws. Our articles of incorporation may not be amended without the affirmative vote of at least a majority of the shares entitled to vote generally in the election of directors, voting as a single voting group. Our bylaws may be amended by either the affirmative vote of 75% of all shares outstanding and entitled to vote generally in the election of directors or by an affirmative vote of a majority of our directors then holding office.

Common Stock

Under our restated articles of incorporation, we are authorized to issue up to 150,000,000 shares of common stock, par value $.001 per share. As of June 30, 2011, 108,659,601 shares of common stock were issued and outstanding.

Dividends, Voting Rights and Liquidation

Except as required by law or by our articles of incorporation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. The holders of shares of common stock do not have cumulative voting rights for the election of directors and, accordingly, the holders of more than 50% of the shares of common stock and preferred stock, voting as a single class, are able to elect all directors. Our articles of incorporation do not grant preemptive rights to holders of common stock. The common stock may not be redeemed except upon our consent and the consent of the stockholders, and the common stock is not subject to liability for further calls or to assessments by the Company.

In the event of our liquidation, dissolution or winding up, holders of our common stock and our preferred stock are entitled to share ratably on an as-converted basis in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of issued and outstanding 8% convertible preferred stock are entitled to a liquidation preference, whereby they are entitled to receive out of our assets cash in an amount equal to the original issue price of the 8% convertible preferred stock, subject to adjustment, plus all accrued and unpaid dividends on shares of the 8% convertible preferred stock before any payment or distribution is made on the common stock.  Holders of common stock have no right to convert their common stock into any other securities. A significant portion of our common stock is held in either nominee name or street-name brokerage accounts, and all outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of issued and outstanding 8% convertible preferred stock, in addition to any other rights of the holders of shares of any series of preferred stock which our board of directors may designate and that we may issue in one or more offerings in the future.  This summary does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and to Nevada law.

Warrants and Options

As of June 30, 2011, we have reserved for issuance 24,348,302 shares of common stock for issuance upon the exercise of outstanding warrants to purchase common stock. As of December 31, 2010, we have reserved for issuance 15,422,719 shares of common stock for issuance upon the exercise of outstanding warrants to purchase common stock with a weighted average exercise price of $1.09 per share. As of June 30, 2011, we have reserved for issuance 11,290,956 shares of common stock for issuance upon the exercise of stock options granted pursuant to our equity incentive plans. As of December 31, 2010, we have reserved for issuance 11,907,622 shares of common stock for issuance upon exercise of stock options with a weighted average exercise price of $0.98 per share.

Preferred Stock

As of June 30, 2011, we have reserved for issuance 4,218,332 shares of common stock for issuance upon the conversion of outstanding shares of 8% convertible preferred stock. See "DESCRIPTION OF CAPITAL STOCK – Preferred Stock" beginning on page 7 of this prospectus.

Transfer Agent and Registrar

We have retained Broadridge Corporate Issuer Solutions, Inc., 44 West Lancaster Avenue, Ardmore, PA 19003, as the transfer agent for our common stock.  Broadridge's telephone number is (610) 649-7300.

Quotation

Our common stock is quoted on the OTC Bulletin Board under the symbol "PVCT.OB."

Preferred Stock

Under our articles of incorporation, we are authorized to issue up to 25,000,000 shares of preferred stock, par value $.001 per share, from time to time in one or more series, in any manner permitted by law, as determined from time to time by our board of directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by our board of directors. Without limiting the generality of the foregoing, shares in such series shall have voting powers, full or limited, or no voting powers, and shall have such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by our board of directors. The number of shares of any such series so set forth in the resolution or resolutions may be increased (but not above the total number of authorized shares of preferred stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the board of directors.

8% Convertible Preferred Stock

Our board of directors has authorized for issuance up to 13,333,333 shares of 8% convertible preferred stock having the rights, privileges, preferences and restrictions set forth in the certificate of designation filed with the Nevada Secretary of State on March 5, 2010. As of June 30, 2011, 4,218,332 shares of 8% convertible preferred stock were issued and outstanding. Pursuant to their registration rights agreement, the current holders of the 8% convertible preferred stock do not currently have piggyback registration rights pertaining to the common stock underlying these holders’ shares of 8% convertible preferred stock or warrants issued to such holders, and such shares of common stock are not being included in this registration statement.

The following is a summary of the rights, privileges, preferences and restrictions set forth in the certificate of designation for the 8% convertible preferred stock.

Dividends. Dividends on the 8% convertible preferred stock accrue at an annual rate of 8% of the original issue price, which is $0.75 per share, subject to adjustment, and is payable on a quarterly basis. We may elect to satisfy our obligation to pay quarterly dividends either in cash or by distribution of common stock. For the foreseeable future, we anticipate paying the dividends by distribution of common stock. The number of shares of common stock payable in satisfaction of dividend obligations will be equal to the quotient of amount of the cash dividend per share of 8% convertible preferred stock divided by the market price determined as of the dividend payment date. The market price for calculation of shares of common stock issuable in satisfaction of dividends will be the volume-weighted average price of common stock for the 15 trading days immediately preceding such date.

Conversion. Shares of 8% convertible preferred stock shall be convertible at the option of their holder into shares of common stock. At our option, but only after such time that the volume-weighted average price of our common stock exceeds $2.25 and the average daily trading volume exceeds 150,000 shares for 30 consecutive trading days, we may convert all or a portion of the outstanding 8% convertible preferred stock into shares of common stock. Each share of 8% convertible preferred stock will be convertible into one share of common stock, subject to adjustment. The number of shares of common stock issuable on conversion will be adjusted for, among other things, stock splits, dividends, distributions, recapitalizations and other similar transactions. Our right to convert the outstanding 8% convertible preferred stock into shares of common stock is suspended for the first six months following the original issuance of the 8% convertible preferred stock and during any time in the succeeding six months in which we have failed to satisfy the current information requirements contained in Rule 144(c)(1) of the Securities Act.

Liquidation Preference. Upon our voluntary or involuntary liquidation, winding-up or dissolution, the holders of the 8% convertible preferred stock will be entitled to receive out of our assets cash in an amount equal to the original purchase price, subject to adjustment, plus all accrued and unpaid dividends on our common stock or other capital stock ranking junior to the 8% convertible preferred stock. If our assets are insufficient to pay full preferential amount, then the holders of the 8% convertible preferred stock will share in the distribution pro rata. Holders of the 8% convertible preferred stock will be entitled to exercise their right to convert the 8% convertible preferred stock into common stock prior to the distribution upon liquidation. A merger or other corporate reorganization in which our stockholders receive cash or securities of another corporation or entity (except in connection with a consolidation or merger in which the holders of our voting stock immediately before the consolidation or merger will in the aggregate own more than 50% of the voting shares of the continuing or surviving corporation after the consolidation or merger) or any transaction in which all or substantially all of our assets are sold will be treated as a liquidation for purposes of the liquidation preference. We refer to such an event as a deemed liquidation event.

Voting Rights. On all matters for which the holders of common stock are entitled to vote, the 8% convertible preferred stock will entitle its holders to vote together with the holders of common stock, and not as a separate class, on an as-converted basis, except as otherwise required by Nevada law. So long as at least 25% of the originally-issued shares of 8% convertible preferred stock are outstanding, we may not, without the consent or affirmative vote of the holders of at least a majority of the then outstanding 8% convertible preferred stock, take action that (i) creates any new class or series of equity securities or any other security convertible into equity securities ranking senior to the 8% convertible preferred stock with respect to redemption, voting, dividends, or liquidation rights, (ii) amend, alter, or repeal any provision of our articles of incorporation or bylaws in a manner that is adverse to the relative rights, preferences, qualifications, limitations or restrictions of the 8% convertible preferred stock, (iii) declare or pay a dividend or distribution on any of our outstanding securities prior to payment of the dividends on the 8% convertible preferred stock; or (iv) approve a deemed liquidation event.

Redemption. At our option, but only after such time that the volume-weighted average price of common stock exceeds $2.25 and the average daily trading volume exceeds 150,000 shares for 30 consecutive trading days, we may redeem all or a portion of the outstanding 8% convertible preferred stock at the original issue price, plus all accrued and unpaid dividends on shares of the 8% convertible preferred stock. Prior to the date of redemption, each holder of 8% convertible preferred stock being redeemed may elect to convert its 8% convertible preferred stock, in whole or in part, to common stock as described above. Our right to redeem the outstanding 8% convertible preferred stock will be suspended for the first six months following the original issuance of the 8% convertible preferred stock and during any time in the succeeding six months in which we have failed to satisfy the current information requirements contained in Rule 144(c)(1) of the Securities Act.

Anti-Dilution. Shares of 8% convertible preferred stock are entitled to anti-dilution protection for a period of five years after the first issuance of 8% convertible preferred stock. If we issue or are deemed to have issued additional shares of common stock without consideration or for a consideration per share less than the applicable conversion price, which is initially $0.75 per share, then the conversion price of the 8% convertible preferred stock will be reduced, concurrently with such issue, to the consideration per share received by us for such issue or deemed issue of the additional shares of common stock.

Ownership Limitation. The right of holders of 8% convertible preferred stock to convert the 8% convertible preferred stock into common stock is subject to a 4.99% limitation. A holder of 8% convertible preferred stock may increase the ownership limitation percentage to 9.99% effective the 61st day after providing notice of such increase us in writing. Holders of 8% convertible preferred stock shall not have the right to convert 8% convertible preferred stock if such conversion or exercise would result in such holder (together with such holder’s affiliates) beneficially owning more than the ownership limitation percentage immediately after giving effect to such conversion or exercise.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of common stock. Warrants may be issued in one or more series, independently or together with common stock or units, and the warrants may be attached to or separate from such securities.  We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

The applicable prospectus supplement and the applicable warrant agreement will describe, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or composite currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	the terms of the common stock purchasable upon exercise of the warrants;

•	the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of common stock, warrants, or any combination thereof. Units may be issued in one or more series, independently or together with common stock or warrants, and the units may be attached to or separate from such securities.  We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units. Below is a description of certain general terms and provisions of the units that we may offer. Particular terms of the units will be described in the applicable unit agreements and the applicable prospectus supplement for the units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date. We may issue units in such amounts and in such numerous distinct series as we determine.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units.

    The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock or warrant included in each unit, respectively. We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described in this section; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, legal matters related to the securities offered under this prospectus and any offerings made pursuant to this prospectus will be passed upon by Baker, Donelson, Bearman, Caldwell & Berkowitz PC. If legal matters in connection with any offerings made pursuant to this prospectus are passed upon by counsel other than Baker, Donelson, Bearman, Caldwell & Berkowitz PC, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements as of December 31, 2010 and 2009 and for the period from January 17, 2002 (inception) to December 31, 2010 and for each of the two years in the period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PROVECTUS PHARMACEUTICALS, INC.
$50,000,000

Common Stock
Warrants
Units
__________________________

PROSPECTUS

________, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

SEC Registration Fee	$5,805

Printing and engraving expenses	5,000

Legal fees and expense	20,000

FINRA fees and expenses	10,500

Accounting fees and expenses	10,000

Transfer Agent and Registrar Fees	2,500

Miscellaneous	5,000

Total	$58,805

Item 15. Indemnification of Directors and Officers

Nevada law provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (i.e., a "non-derivative proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she:

•	Is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation; or

•
Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (i.e., a "derivative proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he:

•	Is not liable under Section 78.138 of the Nevada Revised Statute for breach of his or her fiduciary duties to the corporation; or

•	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Under Nevada law, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation is obligated to indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Under our articles of incorporation, we are obligated to indemnify, to the fullest extent permitted by Nevada law, any director or officer who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that the director or officer, or a person of whom he or she is the legal representative, is or was a director or officer of Provectus, or a member of any committee of our board of directors, or is or was serving at our request as a director, officer, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of the proceeding is alleged action in an official capacity as a director, officer, partner, trustee, employee or agent or in any other capacity while serving as a director officer, partner, trustee, employee or agent; against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the director or officer in connection with the proceeding. In addition, indemnification is required to continue as to a person who has ceased to be a director, officer, partner, trustee, employee or agent and inures to the benefit of his or her heirs, executors and administrators. However, subject to the exceptions detailed below, we may indemnify a person seeking indemnification in connection with a proceeding (or part thereof) initiated by the person seeking indemnification only if the proceeding (or part thereof) was authorized by our board of directors. We may indemnify any employee or agent of Provectus to an extent greater than required by law only if and to the extent that our directors, in their discretion, may determine.

If we do not pay a claim for indemnification under our articles of incorporation in full within 30 days after a written claim has been received by us, the claimant may at any time thereafter bring suit against us to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also will be entitled to be paid the expense of prosecuting such claim. With some exceptions, we may defend against an action brought for this purpose that the claimant has not met the standards of conduct which make it permissible under Chapter 78 of the Nevada Revised Statutes for us to indemnify the claimant for the amount claimed, but the burden of proving such defense is on us. Neither our failure (including the failure of our board of directors, independent legal counsel or our stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Chapter 78 of the Nevada Revised Statutes, nor an actual determination by us (including our board of directors, independent legal counsel or our stockholders) that the claimant has not met such applicable standard of conduct is a defense to the action or creates a presumption that the claimant has not met the applicable standard of conduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Provectus pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Knoxville, State of Tennessee, on July 14, 2011.

             PROVECTUS PHARMACEUTICALS, INC.

             By: /s/Peter R. Culpepper
             Name: Peter R. Culpepper
             Title: Chief Financial Officer and Chief Operating Officer

POWER OF ATTORNEY

The undersigned directors and officers do hereby constitute and appoint H. Craig Dees and Peter R. Culpepper and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act of 1933); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated below.
Name	Capacity	Date

/s/ H. Craig Dees	Chief Executive Officer (principal executive officer) and Chairman of the Board	July 14, 2011
H. Craig Dees, Ph.D.

/s/ Peter R. Culpepper	Chief Financial Officer (principal financial officer and principal accounting officer) and Chief Operating Officer	July 14, 2011
Peter R. Culpepper, MBA

	President and Director	July 14, 2011
Timothy C. Scott, Ph.D.

/s/ Eric A. Wachter	Executive Vice President - Pharmaceuticals and Director	July 14, 2011
Eric A. Wachter, Ph.D.

/s/ Alfred E. Smith IV	Director	July 14, 2011
Alfred E. Smith IV

	Director	July 14, 2011
Kelly M. McMasters

EXHIBIT INDEX

The following is a list of exhibits filed as part of this registration statement.
Exhibit No.	Description

1.1	Form of Underwriting Agreement, Placement Agency Agreement, Dealer-Manager Agreement, Distribution Agreement or similar agreement*

3.1	Restated Articles of Incorporation of Provectus Pharmaceuticals, Inc. (the "Company"),(1) as amended by Certificate of Amendment to Articles of Incorporation(2)

3.2	Certificate of Designation for 8% Convertible Preferred Stock(3)

3.3	Bylaws of the Company(4)

4.1	Specimen certificate for the common stock, par value $.001 per share, of the Company(5)

4.2	Form of Warrant Agreement, including form of Warrant Certificate*

4.3	Form of Unit Agreement, including form of Unit*

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC(6)

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1)(6)

23.2	Consent of BDO USA, LLP(6)

24.1	Power of attorney (included in signature page of this Form S-3)

(1)	Previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, as filed with the SEC on August 14, 2003 and incorporated by reference herein

(2)	Previously filed as an exhibit to the Company's Current Report on Form 8-K as filed with the SEC on January 12, 2010 and incorporated by reference herein

(3)	Previously filed as an exhibit to the Company's Current Report on Form 8-K as filed with the SEC on March 12, 2010 and incorporated by reference herein

(4)	Previously filed as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2007, as filed with the SEC on March 20, 2008 and incorporated by reference herein

(5)	Previously filed as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002, as filed with the SEC on April 15, 2003 and incorporated by reference herein

(6)	Filed herewith

*
To be filed if necessary subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities